UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2016

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On March 31, 2016, BGC Partners, Inc. (“BGC Partners,” “BGC” or the “Company”) issued a press release announcing that BGC has updated its consolidated outlook for the quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In the press release, BGC Partners uses non-GAAP financial measures including “revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC Partners believes that distributable earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.’s non-cash earnings or losses related to its equity investments. Revenues for distributable earnings include the collection of receivables which would have been recognized for GAAP other than for the effect of acquisition accounting. Revenues for distributable earnings also exclude certain one-time or unusual gains that are recognized under GAAP, because the Company does not believe such gains are reflective of its ongoing, ordinary operations.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

•	Non-cash stock-based equity compensation charges for units granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, Inc., as well as post-merger non-cash, non-dilutive equity-based compensation related to limited partnership unit exchange or conversion.

•	Allocations of net income to founding/working partner and other limited partnership units.

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain unusual, one-time or non-recurring items, if any.

“Compensation and employee benefits” expense for distributable earnings will also include broker commission payouts relating to the aforementioned collection of receivables.

BGC’s definition of distributable earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. This exclusion includes the one-time gains related to the Nasdaq and Trayport transactions. The calculation of distributable earnings also excludes the non-cash mark-to-market gains or losses related to the shares of Intercontinental Exchange, Inc. received in connection with the Trayport sale. Management believes that excluding these gains and charges best reflects the ongoing operating performance of BGC.

However, because Nasdaq is expected to pay BGC in an equal amount of stock on a regular basis for a 15 year period as part of that transaction, the payments associated with BGC’s receipt of such stock are expected to be included in the Company’s calculation of distributable earnings. To make period-to-period comparisons more meaningful, one-quarter of the annual contingent earn-out amount, as well as gains or losses with respect to associated mark-to-market movements and/or hedging, will be included in the Company’s calculation of distributable earnings each quarter as “other revenues.”

Investors and analysts should note that, due to the large gain recorded with respect to the Trayport sale in December, 2015, and the closing of the back-end merger with GFI in January, 2016, non-cash charges related to the amortization of intangibles with respect to acquisitions will be excluded from the calculation of pre-tax distributable earnings for periods beginning with the first quarter of 2016. These charges were approximately $5 million in the first quarter of 2016.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

BGC’s distributable earnings per share calculations assume either that:

•	The fully diluted share count includes the shares related to the dilutive instruments, such as the Convertible Senior Notes, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for distributable earnings excludes shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions, such as those related to the GFI back-end merger.

Each quarter, the dividend to BGC’s common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per fully diluted share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, and to Cantor for its non-controlling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs may be granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

The term “distributable earnings” is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or GAAP net income (loss.) The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues,” “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” because the items previously identified as excluded from “pre-tax distributable earnings” and “post-tax distributable earnings” are difficult to forecast. Management will instead provide its outlook only as it relates to “revenues for distributable earnings,” “pre-tax distributable earnings,” and “post-tax distributable earnings.”

For more information on this topic, please see the tables in the most recent BGC financial results press release entitled “Reconciliation of Revenues Under GAAP and Distributable Earnings,” and “Reconciliation of GAAP Income (Loss) to Distributable Earnings,” which provide a summary reconciliation between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company in the periods discussed in this document. The reconciliations for prior periods do not include the results of GFI.

Discussion of Forward-Looking Statements by BGC Partners

Statements in the attached press release regarding BGC’s businesses that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including the most recent Form 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	BGC Partners, Inc. press release dated March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: March 31, 2016	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick

[Signature Page to Form 8-K, dated March 31, 2016, regarding the Company’s 2016 First Quarter Earnings Outlook]

Exhibit List

Exhibit No.	Description

99.1	Press release dated March 31, 2016